UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (date of earliest event reported):  June 19, 2017

 Commission file number 0-21513
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant's telephone number, including area code.
_________________________
Registrant's telephone number, including area code:
(713) 996-4700
 _________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
As was previously announced in the DXP Enterprises, Inc. 2017 Proxy Statement, Mac McConnell transitioned from Chief Financial Officer to Chief Accounting Officer and Kent Yee was appointed Senior Vice President/Chief Financial Officer, in each case, on May 1, 2017 and effective June 19, 2017. Mr. Yee remains a Senior Vice President/Corporate Development in addition to his role as Chief Financial Officer.

Previously, Mr. Yee, age 42,  has served as Senior Vice President Corporate Development since 2011 and leads DXP's mergers and acquisitions, business integration and internal strategic project activities. During March 2011, Mr. Yee joined DXP from Stephens Inc.'s Industrial Distribution and Services team where he served in various positions and most recently as Vice President from August 2005 to February 2011. Prior to Stephens, Mr. Yee was a member of The Home Depot's Strategic Business Development Group with a primary focus on acquisition activity for HD Supply.  Mr. Yee was also an Associate in the Global Syndicated Finance Group at JPMorgan Chase. He has executed over 43 transactions including more than $1.4 billion in M&A and $3.4 billion in financing transactions primarily for change of control deals and numerous industrial and distribution acquisition and sale assignments. He holds a Bachelors of Arts in Urban Planning from Morehouse College and an MBA from Harvard University Graduate School of Business.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

An annual meeting of shareholders of DXP Enterprises, Inc. was held on June 19, 2017. At that meeting management’s nominees were elected directors for the ensuing year. Of the 13,555,812 shares of Common Stock present in person or represented by proxy at the meeting, the number of shares of Common Stock voted for and the number of shares of Common Stock as to which authority to vote in the election was withheld were as follows with respect of the nominees:

	Common Stock Shares/Votes Voted For	Common Stock Shares/Votes Withheld
David Little	12,935,747	620,065
Cletus Davis	7,557,006	5,998,806
Timothy P. Halter	7,883,054	5,672,758
David Patton	13,135,131	420,681
With respect to the number of shares of Common Stock that were voted for, voted against, and were withheld from voting for proposal #2 to approve, as a non-binding advisory vote, executive compensation are set forth below:

For	12,511,918
Against	936,016
Abstain	107,898

With respect to the number of shares of Common Stock that were voted for one year, two years, three years and abstained from voting for proposal #3 to vote, as a non-binding advisory vote, on the frequency of future non-binding, advisory votes on executive compensation are set forth below:

One Year	10,940,075
Two Years	4,311
Three Years	2,573,818
Abstain	37,608
Of the 5,000 shares (500 votes) of Series B Preferred Stock and Series A Preferred Stock present in person or represented by proxy at the meeting, the number of shares of Series B Preferred Stock and Series A Preferred Stock voted for and the number of shares of Series B Preferred Stock and Series A Preferred Stock as to which authority to vote in the election was withheld were as follows with respect of the nominees:

	Series B Preferred Stock and Series A Preferred Stock Shares/Votes Voted For	Series B Preferred Stock and Series A Preferred Stock Shares/Votes Withheld
David Little	500	-
Cletus Davis	500	-
Timothy P. Halter	500	-
David Patton	500	-

With respect to the number of shares of Series B Preferred Stock and Series A Preferred Stock that were voted for, voted against, and were withheld from voting for proposal #2 are set forth below:

For	500
Against	-
Abstain	-
With respect to the number of shares of Series B Preferred Stock and Series A Preferred Stock that were voted for one year, two years, three years, and abstained from voting for proposal #3 to vote, as a non-binding advisory vote, on the frequency of future non-binding, advisory votes on executive compensation are set forth below:

One Year	500
Two Years	-
Three Years	-
Abstain	-

ITEM 8.01 OTHER EVENTS
Effective June 19, 2017, Todd Hamlin transitioned from Senior Vice President, Service Centers to Senior Vice President, Sales.  In Mr. Hamlin's new role, he is responsible for driving a singular focus on sales within the DXP Service Centers and Innovative Pumping Solutions business segments with the goal of growing DXP's key customers channels.

Previously, Mr. Hamlin, age 45, has served as Senior Vice President of DXP Service Centers since June 2010, where he was responsible for sales and operations. Mr. Hamlin joined the company in 1995. From February 2006 until June 2010 he served as Regional Vice President of the Gulf Coast Region. Prior to serving as Regional Vice President of the Gulf Coast Region he served in various capacities, including application engineer, product specialist and sales representative. From April 2005 through February 2006, Mr. Hamlin worked as a sales manager for the UPS Supply Chain division of United Parcel Service, Inc. He holds a Bachelors of Science in Inudstrial Distribution from Texas A&M University and a Master in Distribution from Texas A&M University. Mr. Hamlin serves on the Advisory Board for Texas A&M's Master in Distribution degree program. In 2014, Mr. Hamlin was elected to the Bearing Specialists Association's Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DXP ENTERPRISES, INC.
(Registrant)

By:	/s/ Kent Yee
Kent Yee
Senior Vice President/Chief Financial Officer

By:	/s/ Mac McConnell
Mac McConnell
Senior Vice President and Chief Accounting Officer

Dated: June 19, 2017